                                                     June 29, 2006

Residential Accredit Loans, Inc.
addressStreet8400 Normandale Lake Boulevard
CityplaceMinneapolis, StateMinnesota  PostalCode55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS7

Ladies and Gentlemen:

         We have advised  Residential  Accredit  Loans,  Inc. (the  "Registrant")  with respect to certain  federal income tax aspects of the  issuance by the  Registrant  of the  Mortgage  Asset-Backed  Pass-Through  Certificates,
Series 2006-QS7 (the  "Certificates").  The Certificates will be issued pursuant to a Series  Supplement,  dated as
of   June   1,   2006   to   the   Standard   Terms   of   Pooling   and   Servicing   Agreement,   dated   as   of
March  1, 2006, (together, the "Pooling and Servicing Agreement") as more particularly described  in the  prospectus  dated  March  3, 2006 (the "Base  Prospectus")  and the prospectus  supplement  dated June 26, 2006, (the  "Prospectus  Supplement" and together with the Base  Prospectus, the  "Prospectus")  relating to such series,  each forming a part of the  Registration  Statement on Form S-3 (File
No.  333-131213) as filed by the Registrant  with the Securities and Exchange  Commission  under the Securities Act of 1933,  as amended (the "Act"),  on  January  23, 2006,  and declared  effective on
March   3,  2006  (the  "Registration   Statement").   Such  advice  conforms  to  the
description  of selected  federal income tax  consequences  to holders of the  Certificates  that appears under the heading  "Material  Federal  Income Tax  Consequences"  in the Base  Prospectus  and "Material  Federal  Income Tax
Consequences"  in the Prospectus  Supplement.  Such description does not purport to discuss all possible income tax ramifications  of the proposed  issuance,  but with respect to those tax consequences  which are discussed,  in our opinion the  description is accurate in all material  respects,  and we hereby confirm and adopt as our opinion the opinions set forth therein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Prospectus  contained  therein.  In giving  such  consent,  we do not consider that we are "experts," within the meaning of the term as used in

Residential Accredit Loans, Inc.
June 29, 2006

the Act or the  rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any part of the
Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ ORRICK HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP